                                                                    EXHIBIT 11.1

                          LAM RESEARCH CORPORATION
          STATEMENT RE: COMPUTATION OF NET INCOME (LOSS) PER SHARE


                                                    Three Months Ended
                                           (in thousands except per share data)
                                      ---------------------------------------------
                                            March 31,              March 31,
                                              1997                   1996
                                      ---------------------   ---------------------
                                                   Fully                    Fully
                                      Primary     Diluted       Primary    Diluted
                                     ----------   ---------   ----------   --------
Net income (loss) .................   ($44,799)   ($44,799)   $   38,649   $ 38,649

Add interest expense on convertible
  subordinated debentures, net of
  income tax effect ...............                                             880

                                      ========    ========    ==========   ========
                                      ($44,799)   ($44,799)   $   38,649   $ 39,529
                                      ========    ========    ==========   ========


Average  shares outstanding .......     30,600      30,600        27,335     27,325

Net effect of dilutive
  stock options ...................                                  865        885

Assumed conversion of convertible
  subordinated debentures .........                                           2,640

                                      ========    ========    ==========   ========
                                        30,600      30,600        28,200     30,850
                                      ========    ========    ==========   ========

Net income (loss) per share .......   ($  1.46)   ($  1.46)   $     1.37   $   1.28
                                      ========    ========    ==========   ========

                                                    Nine Months Ended
                                           (in thousands except per share data)
                                      ---------------------------------------------
                                            March 31,              March 31,
                                              1997                   1996
                                      ---------------------   ---------------------
                                                   Fully                    Fully
                                       Primary     Diluted     Primary     Diluted
                                     ----------   ----------   ----------   --------
Net income (loss) .................   ($ 31,676)   ($ 31,676)   $102,595   $ 102,595

Add interest expense on convertible
  subordinated debentures, net of
  income tax effect ...............                                            2,628

                                      =========    =========    ========   =========
                                      ($ 31,676)   ($ 31,676)   $102,595   $ 105,223
                                      =========    =========    ========   =========


Average  shares outstanding .......      30,500       30,500      27,327      27,327

Net effect of dilutive
  stock options ...................                                 973          983

Assumed conversion of convertible
  subordinated debentures .........                                            2,640

                                      =========    =========    ========   =========
                                         30,500       30,500      28,300      30,950
                                      =========    =========    ========   =========

Net income (loss) per share .......   ($   1.04)   ($   1.04)   $   3.63   $    3.40
                                      =========    =========    ========   =========

                                                                24